CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment #630 to the Registration Statement on Form N-1A and to the use of our report dated February 27, 2015 on the financial statements and financial highlights of Muzinich Credit Opportunities Fund, a series of shares of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2014 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 28, 2015